EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
ABM Industries Incorporated:

We consent to incorporation by reference in the following Registration Statements on Form S-8 of ABM Industries Incorporated of our report dated December 10, 2002, relating to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 31, 2002, and related financial statement schedule II, which report appears in the October 31, 2002, annual report on Form 10-K of ABM Industries Incorporated.

Registration No.     Form             Plan
----------------     ----             ----
333-78423             S-8             "Age-Vested" Career Stock Option Plan
333-58408             S-8             Employee Stock Purchase Plan
333-78421             S-8             "Time-Vested" Incentive Stock Option Plan
333-48857             S-8             Long-Term Senior Executive Stock Option Plan
333-85390             S-8             2002 Price-Vested Performance Stock Option Plan


/s/  KPMG LLP
--------------------------
KPMG LLP


San Francisco, California
December 16, 2002